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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of HealthTronics Surgical Services, Inc. for the registration of 91,741 shares of its common stock and to the incorporation by reference therein of our report dated February 21, 2003, with respect to the consolidated financial statements and schedule of HealthTronics Surgical Services, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Atlanta, Georgia
July 3, 2003

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CONSENT OF INDEPENDENT AUDITORS